UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 6, 2006

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

Following public announcement of the purchase by MedicalCV, Inc. (the “Company”) of 14,988 shares of its 5% Series A Convertible Preferred Stock (the “Preferred Stock”), representatives of the remaining accredited investors holding Preferred Stock and related common stock purchase warrants inquired about the possibility of selling their Preferred Stock to the Company, and exercising their related warrants, on the same terms.

On January 6, 2006, pursuant to the previously filed form of preferred stock acquisition agreement pursuant to which the Company agreed to repurchase Preferred Stock in consideration of 3,077 shares of common stock per share of Preferred Stock, the Company acquired 2,717 shares of its Preferred Stock in consideration of the issuance of 8,360,209 shares of common stock.  Also on January 6, 2006, pursuant to the previously filed form of amended warrant agreement pursuant to which the Company lowered the exercise price of certain warrants to $0.325 per share and truncated the term of such warrants, the same investors exercised warrants for the purchase of 4,230,500 shares of common stock.  Of such number, warrants for the purchase of 2,718,500 shares were exercised for cash, yielding $883,513 in gross proceeds, and warrants for the purchase of 1,512,000 shares were exercised on a net exercise basis, resulting in the issuance of 767,454 shares of common stock.

In particular, the Company made the following issuances:

Shareholder	Common Stock Issued in Consideration of Preferred Stock	Common Stock Issued upon Exercise of Warrants
Peter L. Hauser	3,101,616	767,454
Robert D. Furst Jr. Money Purchase Pension Plan and Trust	618,477	341,500
Furst Capital Partners LLC	615,400	300,000
Goben Enterprises LP	615,400	300,000
ASA Opportunity Fund L.P.	153,850	150,000
Pyramid Partners, L.P.	461,550	225,000
Robert G. Allison	153,850	75,000
Piper Jaffray as Custodian FBO Bradley A. Erickson IRA	200,005	102,500
John T. Potter	184,620	95,000
Dennis D. Gonyea	153,850	80,000
The Larry Haimovitch 2000 Separate Property Revocable Trust	153,850	75,000
E. Terry Skone	107,695	52,500
Carolyn Salon	92,310	50,000
Piper Jaffray as Custodian FBO Robert H. Clayburgh IRA	107,695	52,500
Daniel S. and Patrice M. Perkins JTWROS	76,925	37,500
Richard C. Perkins	153,850	75,000
Piper Jaffray as Custodian FBO James B. Wallace SPN/PRO	107,695	52,500
Alice Ann Corporation	92,310	45,000
Raymond R. Johnson	76,925	37,500
Gary A. Bergren	92,310	45,000
Donald O. and Janet Voight TTEE’s FBO Janet M. Voight Trust U/A dtd 8/29/96	76,925	37,500
Piper Jaffray as Custodian FBO Michael R. Wilcox IRA	76,925	37,500
Elizabeth J. Kuehne	76,925	37,500
Piper Jaffray as Custodian FBO Charles W. Pappas IRA	76,925	37,500
Paul C. Seel and Nancy S. Seel JTWROS	76,925	37,500
Piper Jaffray as Custodian FBO Robert G. Allison IRA	76,925	42,500
Brust Limited Partnership	76,925	42,500
Joel Salon	76,925	42,500
Anne S. Chudnofsky	61,540	30,000
William H. Baxter Revocable Trust	76,925	37,500
Piper Jaffray as Custodian FBO Craig L. Campbell IRA	76,925	37,500
Dorothy J. Hoel	76,925	37,500
Alan R. Reckner	46,155	27,500
David H. and Lise B. Potter JTWROS	61,540	30,000
Piper Jaffray as Custodian FBO Mark L. Beese IRA	24,616	12,000

As a result of the foregoing transaction, the Company has reacquired all of its outstanding 5% Series A Convertible Preferred Stock.  Further, all of the warrants originally issued to investors in the Company’s April 2005 financing have been exercised.

Also on January 6, 2006, pursuant to exercise notices dated January 5, 2006, we issued shares of common stock upon the exercise of certain other warrants.  In particular, holders of warrants for the purchase of an aggregate of 1,078,500 shares of common stock, which were originally issued to the Company’s placement agent in its April 2005 financing, were exercised.  Of such number, warrants for the purchase of 15,000 shares were exercised for cash, yielding $4,875 in gross proceeds, and warrants for the purchase of 1,063,500 shares were exercised on a net exercise basis, resulting in the issuance of 759,774 shares of common stock.

As a result of the transactions set forth herein, the number of total outstanding shares of the Company’s common stock increased from 78,408,636 as of December 30, 2005, to 91,029,573 as of January 6, 2006.  The Company has agreed to pay C.E. Unterberg, Towbin, LLC, the Company’s exclusive financial advisor in connection with such transactions, a fee of $44,419 in connection with the warrant exercises set forth in this report.

The foregoing issuances were made in reliance upon the exemption provided in Section 3(a)(9) and/or Section 4(2) of the Securities Act.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  Except as set forth above, no discount or commission was paid in connection with the issuances of set forth herein common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: January 9, 2006	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer